                                                                    EXHIBIT 10.1

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

            THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT is made as of September 21, 2005, by and among PowerHouse Technologies Group, Inc. (the "COMPANY"), a corporation organized under the laws of the State of Delaware, with its principal offices at 555 Twin Dolphin Drive, Redwood City, California, and the purchaser whose name and address is set forth on the signature page hereof (the "PURCHASER").

            IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

            SECTION 1. Authorization of Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized (i) the sale of up to 23,033,463 shares (the "SHARES") of common stock, par value $0.0001 per share (the "COMMON STOCK"), of the Company, (ii) the issuance of warrants in substantially the form attached hereto as Exhibit A to purchase up to 6,293,799 shares of Common Stock (the "A WARRANTS") and (iii) the issuance of warrants in substantially the form attached hereto as Exhibit B to purchase up to 6,293,799 shares of Common Stock (the "B WARRANTS", and together with the A Warrants, the "WARRANTS", which together with the Shares are the "SECURITIES"). The shares issuable upon exercise of the Warrants are the "WARRANT SHARES".

            SECTION 2. Agreement to Sell and Purchase the Shares and Warrants. At the Closing (as defined herein), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares at the purchase price set forth below (the "PURCHASE PRICE") and Warrants shown below:

                                             Number of Shares to   Price Per Share    Aggregate
               Purchaser                        Be Purchased          In Dollars        Price       A Warrants   B Warrants
------------------------------------------   -------------------   ---------------   -----------    ----------   ----------
Shea Diversified Investment, INC                 1,189,381.00           $0.32        $380,601.92      328,831      328,831
SRB Greenway Capital                                90,625.00           $0.32        $ 29,000.00       22,656       22,656
SRB Greenway Offshore Operating Fund, L.P.          58,750.00           $0.32        $ 18,800.00       14,688       14,688
SRB Greenway Capital (QP), L.P.                    631,875.00           $0.32        $202,200.00      157,969      157,969
Cap Partners                                     1,562,500.00           $0.32        $500,000.00      390,625      390,625
Nite Capital L.P                                   312,500.00           $0.32        $100,000.00       78,125       78,125
Andy Arno                                          408,131.00           $0.32        $130,601.92      133,519      133,519
Elizabeth Arno                                     156,250.00           $0.32        $ 50,000.00       39,063       39,063
Andrew Arno ACF CUST Jess Arno UGMA NY              78,125.00           $0.32        $ 25,000.00       19,531       19,531
Andrew Arno ACF CUST                                78,125.00           $0.32        $ 25,000.00       19,531       19,531

Matthew Arno UGMA NY
Iroquois Master Fund Ltd                           781,250.00           $0.32        $250,000.00      195,313      195,313
John French                                        156,250.00           $0.32        $ 50,000.00       39,063       39,063
Cordillera Fund                                  1,033,131.00           $0.32        $330,601.92      289,769      289,769
Schottenfeld Qualified Associates, LP            1,562,500.00           $0.32        $500,000.00      390,625      390,625
Little Wing LP                                   1,561,256.00           $0.32        $499,601.92      421,800      421,800
Tradewinds                                         253,125.00           $0.32        $ 81,000.00       63,281       63,281
SF Capital Partners                              1,562,500.00           $0.32        $500,000.00      390,625      390,625
Governing Dynamics Investment Trust              2,187,500.00           $0.32        $700,000.00      546,875      546,875
Software Seed Capital Partners, IV, L.P          3,073,789.00           $0.32        $983,612.48      957,358      957,358
LBI Group, INC                                   1,562,500.00           $0.32        $500,000.00      390,625      390,625
LH Financial                                       350,000.00           $0.32        $112,000.00       87,500       87,500

            The Company and Purchaser mutually agree, in the event that Purchaser converts a Company Secured Convertible Promissory Note dated June 9, 2005 (the "NOTE") as payment for all, or a portion of, the Purchase Price for Purchaser's Securities, such portion of the Purchase Price shall be reduced to 75% of the amount set forth above (i.e. $0.24). Further, such Note holder shall complete the Note Conversion Election attached hereto as Exhibit C.

            The Company proposes to enter into this same form of purchase agreement with certain other investors (the "OTHER PURCHASERS") and expects to complete sales of the Securities to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "PURCHASERS," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "AGREEMENTS." The term "PLACEMENT AGENT" shall mean C.E. Unterberg Towbin, LLC.

            SECTION 3. Closing and Delivery of the Securities.

            3.1 Closing. As soon as practicable after the execution of the Agreements by the Company and the Purchasers and upon satisfaction of all closing conditions set forth in Section 3.3, including, without limitation, the Minimum Amount (as defined below), the initial purchase and sale of the Securities (the "CLOSING") shall occur at the offices of Cadwalader, Wickersham & Taft LLP ("COMPANY COUNSEL") at the time and date (the "CLOSING DATE") as shall be agreed upon by the Company and the Placement Agent.

            3.2 Delivery of the Shares. At the Closing, the Company shall deliver to the Purchaser (i) one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing (under circumstances which such nominee would not be considered an "underwriter" for purposes of the Securities Act of 1933, as amended (the "SECURITIES ACT")), representing the number of Shares set forth in
Section 2 above and bearing the legend specified in Section 5.7 hereof referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder and (ii) Warrants exercisable for that number of Warrant Shares set forth in Section 2 (subject to adjustment as set forth in such Warrants). The name(s) in which the stock certificates and Warrants are to be registered are set forth in the Questionnaire attached hereto as Exhibit D. Upon the written request of Purchaser and surrender of the Shares or Warrant Shares, as the case may be, the Company will, as promptly as reasonably practicable, but in no event later then five Business Days (as defined herein) following receipt of such written notice and certificate(s), substitute one or more replacement certificates without the legend following such time as the Registration Statement becomes effective. In the event that the Company breaches its obligations under this Section 3.2, the Company agrees to pay Purchaser 3% of the Purchase Price paid for such Shares or Warrant Shares, as the case may be, for each 30 Business Day period until the Company cures its breach of this section. This 3% payment will be in addition to any other remedies Purchaser may have against the Company for breach of this Agreement and paid to the Purchaser within ten Business Days following the end of each 30 Business Day period as to which payment is due hereunder. "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

            3.3 Conditions to Closing.

            (a) The Company's obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt of this Agreement (including all information to be provided by the Purchaser on the signature page hereto) duly executed by Purchaser; (ii) receipt of the Registration Rights Agreement in the form attached as Exhibit E (the "REGISTRATION RIGHTS AGREEMENT", together with the Agreement, the "TRANSACTION DOCUMENTS") duly executed by Purchaser; (iii) receipt by the Placement Agent, to be held in escrow on behalf of the Company pending the Closing, of same-day funds, or the Note for surrender, or a combination thereof, in the full amount of the Purchase Price for the Securities being purchased hereunder; (iv) the completion of the purchase and sale of at least an aggregate of 16,783,463 Shares (the "MINIMUM AMOUNT") under this form of Agreement with all Purchasers; (v) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing; (vi) receipt by the Company of a completed version of Exhibit C (if Purchaser surrenders a Note as payment, or partial payment, of the Purchase Price), Exhibit D, Exhibit F and Exhibit G attached hereto, (vii) all holders of Senior Preferred (as defined herein) shall have agreed to convert all outstanding shares of Senior Preferred into Common Stock at a rate of 5.3684 shares of Common Stock for each share of Senior Preferred so converted, and such conversion takes place prior to or concurrently with the Closing (the "SENIOR CONVERSION") and, to the extent necessary, the Company's Certificate of Incorporation (including that certain Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock dated as of May 21,
2004) shall have been amended as required to effect the Senior Conversion,
(viii) all necessary actions shall have been taken such that the Series A Senior Preferred Equity Security Agreement dated as of April 23, 2004 shall have been terminated and any and all liens on the intellectual property and assets of the Company and the Company rights under management employment contracts of the Company shall be terminated effective as of the Closing, including the execution and delivery of Uniform Commercial Code termination statements to evidence such termination, to the extent necessary, (ix) to the extent that all of the Company's outstanding Notes are not converted into Securities at the Closing, such outstanding Notes (principle and accrued interest) shall be repaid by the Company concurrently with the Closing, (x) all of the Company's outstanding Series A Warrants shall have been exchanged for an aggregate of 700,000 Common Stock Warrants with a $0.40 per share exercise price, subject to adjustment (the "WARRANT CONVERSION") and (xi) the Company shall have reserved an aggregate of 9,025,800 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company's 2004 Omnibus Stock Incentive Plan (the "PLAN"), duly adopted by the Board of Directors and, to the extent necessary, approved by the stockholders of the Company.

            (b) The Purchaser's obligation to accept delivery of such stock certificate(s), Warrants and to pay for the Securities evidenced thereby shall be subject to the following conditions: (i) receipt of this Agreement duly executed by the Company; (ii) receipt of the Registration Rights Agreement duly executed by the Company; (iii) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing, (iv) the completion of the purchase and sale of at least the Minimum Amount under the Agreements with all Purchasers; (v) the Senior Conversion shall have occurred, (vi) all necessary actions shall have been taken such that the Series A Senior Preferred Equity Security Agreement dated as of April 23, 2004 shall have been terminated and the senior lien on the intellectual property of the Company and the Company rights under management employment contracts of the Company shall be terminated effective as of the Closing, including the execution and delivery of Uniform Commercial Code termination statements to evidence such termination, to the extent necessary,
(vii) to the extent that all of the Company's outstanding Notes are not converted into Securities at the Closing, such outstanding Notes (principle and accrued interest) shall be repaid by the Company concurrently with the Closing,
(viii) the Warrant Conversion shall have occurred, (ix) the Company shall have reserved an aggregate of 9,025,800 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Plan, duly adopted by the Board of Directors and, to the extent necessary, approved by the stockholders of the Company and (x) the Company shall have delivered to the Purchasers a certificate executed by the Chairman of the Board and the Chief Executive Officer of the Company pursuant to Section 4.21 hereof.

            SECTION 4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company's periodic reports on Forms 10-QSB and 10-KSB and in the Company's current reports on Form 8-K as filed by the Company with the Securities and Exchange Commission (the "SEC") since March 31, 2005 (the "SEC DOCUMENTS" and collectively, including the documents incorporated by reference therein, the "COMPANY INFORMATION"), and, with respect to Section 4.2(c), 4.2(d) and 4.10 only, except as described in the Company's Disclosure Schedule, which qualify the following representations and warranties in their entirety, the Company, and its Subsidiaries as applicable, hereby represents and warrants to, and covenants with, the Purchaser, as follows:

            4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company. All of the subsidiaries of the Company are listed on Exhibit 21 (the "SUBSIDIARIES") to the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005 (the "FORM 10-KSB") along with the Company's percentage ownership of each subsidiary and each subsidiary's jurisdiction of incorporation. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

            4.2 Authorized Capital Stock. The capitalization of the Company immediately prior to the Closing is as set forth below:

            (a) Preferred Stock. Five million (5,000,000) shares of Preferred Stock, par value $0.0001 (the "Preferred Stock"), four million (4,000,000) of which have been designated Series A Senior Convertible Preferred Stock (the "Senior Preferred"), three million eight hundred forty-nine thousand four hundred thirty-one (3,842,431) of which are issued and outstanding which shall convert into an aggregate of twenty million six hundred twenty-seven thousand seven hundred eighty-eight (20,627,788) shares of Common Stock in connection with the Closing, and one million (1,000,000) shares of which have been designated Series A Junior Preferred (the "Junior Preferred"), seven hundred ninety-five thousand, two hundred fifty (795,250) of which are issued and outstanding. The rights, privileges and preferences of the Senior Preferred and Junior Preferred are as stated in the Company's Certificate of Incorporation.

            (b) Common Stock. Seventy-five million (75,000,000) shares of Common Stock, of which four million two hundred fifty-eight thousand four hundred ten (4,258,410) shares are issued and outstanding immediately prior to the Closing.

            (c) The Company has reserved twenty one million four hundred twenty-three thousand thirty-eight (21,423,038) shares of Common Stock for issuance upon conversion of the Senior Preferred and Junior Preferred. Except for (i) the conversion privileges of the Senior Preferred and Junior Preferred,
(ii) warrants to purchase nine million seven hundred twenty-six thousand seven hundred seventy (9,726,770) shares of Common Stock, and (iii) shares of Common Stock reserved for issuance pursuant to the Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an aggregate of nine million twenty-five thousand eight hundred (9,025,800) shares of its Common Stock for issuance to employees, directors and consultants of the Company pursuant to the Plan. Of such reserve, there are no shares of Common Stock issued and outstanding as a result of exercises of options granted under the Plan, outstanding options to purchase an additional five hundred forty seven thousand five hundred (547,500) shares of Common Stock under the Plan, and eight million four hundred seventy-eight thousand three hundred (8,478,300) shares of Common Stock available for future grant under the Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. The Company has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock.

            (d) The issued and outstanding shares of the Company's Common Stock, Senior Preferred and Junior Preferred have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Documents. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the SEC Documents, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) the Company owns 100% of the Subsidiary's capital stock, (ii) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

            (e) Upon the purchase and sale of Securities to the Purchasers acquiring such shares pursuant to this Agreement, the conversion of the Senior Preferred to Section 3.2(b) at or prior to the Closing, all Purchasers will, in the aggregate, have acquired 30.7% (assuming 16,783,463 Shares are sold, the "Minimum Amount") excluding nine million four hundred fifty six thousand four hundred thirteen (9,456,413) shares for issuance upon exercise of the Warrants or 37.3% (assuming 23,025,217 Shares are sold the "Maximum Amount") excluding twelve million five hundred eighty one thousand four hundred thirteen (12,581,413) shares for issuance upon exercise of the Warrants of the fully diluted outstanding Common Stock (the "Purchasers Ownership Percentage"), assuming for purposes of this Section 4.2(e) the conversion of all securities convertible at any time into shares of Common Stock and the exercise of all options or warrants or other rights to purchase or receive shares of the Common Stock (other than the Warrants). In the event that the aggregate Purchase Price of Securities sold as of the Closing Date is greater than the Minimum Amount and less than the Maximum Amount, the Purchasers Ownership Percentage shall be pro-rated accordingly.

            4.3 Issuance, Sale and Delivery of the Securities. The Shares and Warrant Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement or the Warrants, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares and Warrant Shares by the Company pursuant to this Agreement or the Warrants, as the case may be. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the registration statement to be filed by the Company pursuant to the Registration Rights Agreement (the "REGISTRATION STATEMENT")) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act (a "REGISTRATION OBLIGATION") in the Registration Statement and the Company does not owe any fees or penalties with respect to any Registration Obligations. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

            4.4 Due Execution, Delivery and Performance of the Transaction Documents. The Company has full legal right, corporate power and authority to enter into the Transaction Documents and perform the transactions contemplated hereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The making and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary's properties, may be bound or affected and in each case which would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company in the aggregate (a "MATERIAL ADVERSE EFFECT") or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Transaction Documents will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in the Registration Rights Agreement may be legally unenforceable.

            4.5 Accountants. Both BDO Seidman, LLP and Hein & Associates LLP have expressed their respective opinions with respect to the consolidated financial statements to be incorporated by reference from the Form 10-KSB into the Registration Statement and the Prospectus which forms a part thereof, and both BDO Seidman, LLP and Hein & Associates LLP are registered public accounting firms as required by the Securities Act and the rules and regulations promulgated thereunder (the "RULES AND REGULATIONS").

            4.6 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not be material to the Company.

            4.7 Contracts. The contracts described in the SEC Documents as being in effect that are material to the Company, are in full force and effect on the date hereof; and the Company is not, nor to the Company's knowledge is any other party, in breach of or default under any of such contracts which would have a Material Adverse Effect.

            4.8 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is or may be a party or of which property owned or leased by the Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters, or instituted by the SEC, any markets or exchanges on which the Common Stock has been, or is, listed or quoted for trading, any state securities commission or other governmental or regulatory agency, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by the Transaction Documents or would, if successfully resolved against the Company, result in a Material Adverse Effect; and no labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

            4.9 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. Such leased properties are held under valid and binding leases, with such exceptions as are not materially significant in relation to its business. The Company or a Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

            4.10 No Material Change. Since March 31, 2005 (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Securities hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any change to the condition (financial or otherwise), properties, business, prospects or results of operations of the Company which would constitute a Material Adverse Effect.

            4.11 Intellectual Property. The Company and its Subsidiaries exclusively own or possess adequate and enforceable rights to use the inventions, patent applications, patents, patent rights, trademarks (both registered and unregistered), service marks, tradenames, copyrights, trade secrets and know-how necessary for the conduct of the Company's and its Subsidiaries' business as currently conducted and as the SEC Documents indicate the Company and its Subsidiaries contemplate conducting (collectively, the "INTELLECTUAL PROPERTY"), except where the failure to currently own or possess such Intellectual Property would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or is aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, none of the patent rights, service marks, tradenames and copyrights owned or licensed by the Company or any of its Subsidiaries are unenforceable or invalid. The Company is the assignee of record of the Intellectual Property and the Intellectual Property is free and clear of all mortgages, pledges, charges, liens, equities, security interests, or other encumbrances or similar agreements. No current or former employee or consultant of the Company owns any rights in or to any of the Intellectual Property. The Company is not aware of any violation or infringement by a third party of any of the Intellectual Property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets used in the business of the Company (the "COMPANY TRADE SECRETS"), including, without limitation, requiring all Company employees and consultants and all other persons with access to Company Trade Secrets to execute a binding confidentiality agreement and, to the Company's knowledge, there has not been any breach by any party to such confidentiality agreements. The Company has not directly or indirectly granted any rights, licenses or interests in the source code of the Intellectual Property, and since the Company developed the source code of the Intellectual Property, the Company has not, other than to its employees and consultants, provided or disclosed the source code of the Intellectual Property to any person or entity.

            4.12 Compliance. The Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

            4.13 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the

Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

            4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

            4.15 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

            4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of
Section 4 of the Securities Act.

            4.17 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            4.18 Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            4.19 Additional Information. The Company represents and warrants that the information contained in the following documents, which the Placement Agent has made available to the Purchaser through the SEC's website (www.sec.gov) prior to the date of the Closing, is or will be true and correct in all material respects as of their respective filing dates:

            (a) the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005;

            (b) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005;

            (c) the Company's Current Reports on Form 8-K filed April 11, 2005, June 3, 2005, June 14, 2005 and June 16, 2005; and

            (d) all other documents, if any, filed by the Company with the SEC since March 31, 2005 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            4.20 Legal Opinion. Prior to the Closing, Cadwalader, Wickersham & Taft LLP, counsel to the Company, will deliver its legal opinion to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel. The opinion shall also state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

            4.21 Certificate. At the Closing, the Company will deliver to Purchaser a certificate executed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

            4.22 Compliance and Listing. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is designated for quotation or listed on the Over The Counter Bulletin Board (the "OTCBB") and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTCBB. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and Warrant Shares and the listing thereof on the OTCBB.

            4.23 Price of Common Stock. The Company has not taken any action intended to stabilize or manipulate the price of the Company's shares of the Common Stock to facilitate the sale or resale of the Shares. The Company has not repurchased any of its shares of Common Stock since March 31, 2005.

            4.24 Accounting and Disclosure Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) the Company makes and keeps accurate books and records; (ii) transactions are executed in accordance with management's general or specific authorizations; (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iv) access to assets is permitted only in accordance with management's general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities in order for timely decisions for required disclosure in the periodic reports that will be filed by the Company under the Exchange Act; and (ii) are effective in all material respects to perform the functions for which they were established. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by BDO Seidman LLP and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) the Company has not become aware of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weakness in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company's internal controls or in other factors that would significantly affect the Company's internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            4.25 Proctor, et al. The Superior Court of the State of California in and for the County of Los Angeles, South West District (the "Superior Court") issued a judgment in favor of the Company against Joseph Ford Proctor, the Chief Executive Officer of MayFair Capital Group Limited, BrickHouse Capital Venture Limited, Julie Holfinger, and other named defendants therein (collectively the "Proctor Group") relating to litigation engaged between the Company and the Proctor Group since September 15, 2003 as described in the SEC Reports. On November 10, 2004, the Superior Court issued the judgment in favor of the Company against the Proctor Group for (i) monetary damages and costs of $12,805,264 (comprised of $3,790,759 as special damages, $9,000,000 as punitive damages, and $14,505 as costs), (ii) the return of all corporate books and records of PowerHouse Studios, its predecessors, subsidiaries and affiliated companies, and (iii) the cancellation of the stock certificates held by the Proctor Group with respect to approximately 7,000,000 shares of Common Stock claimed by the Proctor Group, which represented approximately 67% of the total shares of Common Stock then outstanding (the "Proctor Group Shares", 7,250,000 shares of Common Stock of PowerHouse Studios) and a declaration that the Proctor Group Shares, and all legal and beneficial ownership interests therein, were null and void as of the date of issuance. The defendants' right to appeal expired on January 17, 2005, and, as of January 18, 2005, no appeal was filed by any of the defendants.

            4.26 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been any material change with respect to any of the Actions described under "Legal Proceedings" in the Company's Form 10-KSB. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or, to the Company's knowledge, former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act.

            4.27 The Rescission Offer and the Junior A Units Offering. The Rescission Offer and the Junior A Units Offering (each as defined in the Form 10-KSB) were made in compliance with federal and state securities laws.

            4.28 Disclosure; Securities Laws Disclosure; Publicity. The Company confirms that, neither the Company nor, to its knowledge, any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All written disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in 5 hereof. The Company shall, by 8:30 a.m. Eastern time on the first Business Day following the Closing, issue a Current Report on Form 8-K, reasonably acceptable to the Placement Agent disclosing the material terms of the transactions contemplated hereby, and shall include the Transaction Documents as exhibits thereto. The Company and Placement Agent shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release or statement of any Purchaser, or without the prior consent of Placement Agent, with respect to any press release or statement of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the Company shall promptly provide Placement Agent with prior notice of such public statement or communication or the Purchaser shall promptly provide the Company with prior notice of such public statement or communication, as the case may be. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency, without the prior written consent of Placement Agent, except (i) as required by federal securities law in connection with the Registration Statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law, in which case the Company shall provide Placement Agent with prior notice of such disclosure permitted under subclause (i) or
(ii).

            4.29 Securities Act and Exchange Act Reporting. The Company shall file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

            4.30 Board of Directors. Following the Closing, the Company's Board of Directors shall consist of four directors comprised of (i) Jay Elliot, (ii) Greg Osborn, (iii) Kent Heyman and (v) Alex Mashinsky.

            4.31 Use of Proceeds. The Company will utilize the net proceeds from the sale of the Securities for working capital and general corporate purposes, including research and development, and the repayment of the Notes, to the extent that the Notes are not converted at the Closing.

            4.32 Preferred Stock Issuances. Until two years following the Closing, the Company shall not, without the consent of the Purchasers holding a majority of the Shares issued at the Closing and, to the extent issued and outstanding, Warrant Shares, issue shares of Preferred Stock.

            4.33 Participation in Future Financing. The Company shall not effect the next equity or debt financing after the date of this Agreement in which it raises at least, in the aggregate, $1,000,000 in gross proceeds (the "Next Financing") unless (a) the Company delivers to each Purchaser a written notice at least 5 Trading Days prior to the closing of such Next Financing (the "Next Financing Notice") of its intention to effect the Next Financing, which Next Financing Notice shall describe in reasonable detail the proposed terms of the Next Financing, the amount of proceeds intended to be raised thereunder, the Person with whom the Next Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (b) such Purchaser shall not have notified the Company by 6:30 p.m. (Pacific time) on the third (3rd) Trading Day after its receipt of the Next Financing Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation and compliance with applicable securities laws, all or part of such financing to the Company on the same terms set forth in the Next Financing Notice within 15 calendar days of such Purchaser's notification of its intent to participate (the "Next Financing Participation Period"). If one or more Purchasers shall fail to so notify the Company of their willingness to participate in the Next Financing, the Company may effect the remaining portion of the Next Financing on the terms and to the Persons set forth in the Next Financing Notice; provided that, in such event, the Company must provide the Purchasers with a second Next Financing Notice, and the Purchasers will again have the participation right as set forth above in this Section 4.33, if the Next Financing subject to the initial Next Financing Notice is not consummated for any reason on the terms set forth in the Next Financing Notice within 60 Trading Days after the date of the initial Next Financing Notice with the Persons identified in the Next Financing Notice. In the event the Company receives responses to Next Financing Notices from Purchasers seeking to purchase more than the financing sought by the Company in the Next Financing such Purchasers shall have the right to purchase their Pro Rata Portion (as defined below) of the capital shares or capital shares equivalents to be issued in such Next Financing. "Pro Rata Portion" is the ratio of (x) such Purchaser's Shares and (y) the aggregate sum of all of the Subscription Amounts. If any Purchaser no longer holds any Shares, then the Pro Rata Portions shall be re-allocated among the remaining Purchasers and such Purchaser who no longer holds any Shares shall not have any Pro Rata Portion. Notwithstanding anything to the contrary herein, this Section 4.33 shall not apply to the following (a) the granting of options or restricted stock to employees, officers, consultants and directors of the Company pursuant to the Plan or any other stock option or restricted stock plan or agreement duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (b) the exercise of any security issued by the Company in connection with the offer and sale of the Securities pursuant to this Agreement, or (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, or (d) acquisitions, collaborations, licensing transactions or strategic investments, the primary purpose of which is not to raise capital, or (e) in connection with bank credit agreements and equipment or land lease lines with a non-equity financing purpose or (f) debt with banking institutions not to exceed $3,000,000.

            4.34 No Security Interests. There are no outstanding security interests, or financing statements on file in any public office, in favor of third parties with respect to the Company's assets, including its intellectual property (such as the Company's patents, registered copyrights, and trademarks, and all proceeds thereof, by way of example but not by way of limitation, license royalties and proceeds of infringement suits).

            SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to, and covenants with, the Company, effective as of the Closing Date, as follows:

            5.1 Investment Representations and Covenants. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the Securities set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the Rules and Regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Questionnaire attached hereto as Exhibit D and the Registration Statement Questionnaire attached hereto as Exhibit F, for use in preparation of the Registration Statement and the Investor Questionnaire attached hereto as Exhibit G and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser will notify the Company immediately of any change in information which, in order to comply with the provisions of the Securities Act, would necessitate an amendment or supplement to the Registration Statement and the prospectus used in connection with such Registration Statement until such time as the Purchaser has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; (vi) the Purchaser has, in connection with its decision to purchase the Securities set forth in Section 2 above, relied solely upon the SEC Documents and the documents included therein and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed the Investor Questionnaire attached hereto as Exhibit G.

            5.2 Compliance with Resale Requirements. Unless such sale is pursuant to an applicable exemption from the Securities Act, the Purchaser hereby covenants with the Company not to make any sale of the Shares and Warrant Shares without satisfying the prospectus delivery requirement under the Securities Act. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement or such prospectus has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares or Warrant Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus.

            5.3 Authorization; Validity of Transaction Documents. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents, and (ii) upon the execution and delivery of the Transaction Documents, the Transaction Documents shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in the Registration Rights Agreement may be legally unenforceable.

            5.4 Requirements of Foreign Jurisdictions. The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities.

            5.5 Restriction on Short Sales and Hedging. The Purchaser will not, prior to the 90th calendar day following the Closing Date or if the Registration Statement receives SEC review, then the one hundred twentieth (120th) calendar day after the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION"), the Common Stock, nor will the Purchaser engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a

Disposition of Common Stock by the Purchaser or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

            5.6 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

            5.7 Restrictive Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares or Warrant Shares):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

            SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares or Warrants delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.

            SECTION 7. Broker's Fee. The Company represents and warrants, and the Purchaser acknowledges, that, subject to the fee reduction in the following sentence, the Company is obligated to pay the Placement Agent the following fees
(i) cash equal to 3.0% of the proceeds from the sale of the Securities to the Purchasers and (ii) warrants, in substantially the form attached hereto as Exhibit H, exercisable for a number of shares of Common Stock equal to 7% of the total number of Shares sold to the Purchasers. In the event that the Company's management team introduces the Placement Agent to Purchasers, the Placement Agent fees referenced in the preceding sentence shall be reduced with respect to the first $500,000 of proceeds from the sale of Securities to such introduced Purchasers to cash equal to 5.0% of the proceeds from the sale of Securities to such Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchasers.

            SECTION 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

            (a) if to the Company, to:

                        PowerHouse Technologies Group, Inc.
                        555 Twin Dolphin Drive, Suite 650
                        Redwood City, California 94065
                        Attention: Jay Elliot

                  with a copy to:

                        Cadwalader, Wickersham & Taft LLP
                        One World Financial Center
                        New York, New York  10281
                        Attention: Gerald A. Eppner, Esq.

                  or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

            (b) if to the Purchaser, at its address as set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished by Purchaser to the Company in writing, with a copy to:

                        C.E. Unterberg, Towbin
                        350 Madison Avenue
                        New York, New York 10017
                        Attention:  Jennifer Buckley

                  and

                        Pillsbury Winthrop Shaw Pittman LLP
                        2475 Hanover Street
                        Palo Alto, California 94304-1115
                        Attention: Gabriella A. Lombardi

            SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser any such waiver or amendment shall be binding upon the Company and all holders of Shares.

            SECTION 10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            SECTION 11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

            SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

            SECTION 14. Independent Nature of the Purchaser's Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser of the Company's securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other third party purchasers of the Company's securities. Each of the Purchaser and the Company agree and acknowledge that (i) the decision of the Purchaser to purchase the Securities pursuant to this Agreement has been made by the Purchaser independently of any Other Purchasers of the Company's securities and (ii) no Other Purchasers of the Company's securities have acted as agent for the Purchaser in connection with the Purchaser making its investment hereunder and that no such Other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment hereunder or enforcing its rights under this Agreement. Nothing contained herein or in any other document contemplated hereby or any agreement of any such Other Purchaser, and no action taken by the Purchaser pursuant hereto or any Other Purchaser pursuant thereto, shall be deemed to constitute the Purchaser or any such Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser or any such Other Purchasers are in any way acting in concert or as a group with respect to any matters. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or our of any of the other documents contemplated hereby, and it shall not be necessary for any such Other Purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such Other Purchasers purchase the same or similar securities as the Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchaser, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any such Other Purchaser.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                          POWERHOUSE TECHNOLOGIES GROUP, INC.

                                          By ________________________________
                                             Name:
                                             Title:

Print or Type:

                                          Name of Purchaser
                                           (Individual or Institution):

                                           __________________________________

                                          Name of Individual representing
                                           Purchaser (if an Institution):

                                           __________________________________

                                          Title of Individual representing
                                           Purchaser (if an Institution):

                                           __________________________________

                                          Signature by:
                                          Individual Purchaser or Individual
                                           representing Purchaser:

                                           __________________________________

                                          Address: _____________________________

                                          Telephone: ___________________________

                                          Telecopier: __________________________

                                          Email Address: _______________________

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

           (to be read in conjunction with the entire Common Stock and
                           Warrant Purchase Agreement)

A. Complete the following items ON EACH OF THE TWO COPIES of the Common Stock Purchase Agreement:

      1. Signature Page: Provide the information regarding the Purchaser requested on the signature page. The agreement must be executed by an individual authorized to bind the Purchaser.

      2. Exhibit C - Note Conversion Election: To be completed in the event Purchaser is surrendering a Note as payment, or partial payment, of the Purchase Price. The election must be executed by an individual authorized to bind the Purchaser.

      3. Exhibit D - Questionnaire: Provide the information requested by the Questionnaire.

      3. Exhibit E - Signature Page to the Registration Rights Agreement. The agreement must be executed by an individual authorized to bind the Purchaser.

      4. Exhibit F - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

      5. Exhibit G - Investor Questionnaire: Provide the information requested by the Investor Questionnaire.

B. Return the properly completed and signed Common Stock and Warrant Purchase Agreement and Registration Rights Agreement signature pages and Exhibits C (if applicable), D, F and G to:

            C.E. Unterberg Towbin, LLC
            350 Madison Avenue
            New York, New York 10017
            Attention:  Jennifer Buckley

C. Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

D. Upon the resale of the Shares or Warrant Shares by the Purchasers after the Registration Statement covering the Shares and Warrant Shares is effective, as described in the Agreement, the Purchaser must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request)

                                    EXHIBIT A

                                FORM OF A WARRANT

                                    EXHIBIT B

                                FORM OF B WARRANT

                                    EXHIBIT C

                        FORM OF NOTE CONVERSION ELECTION

                                    EXHIBIT D

                                  QUESTIONNAIRE

      Pursuant to Section 3.2 of the Common Stock and Warrant Purchase Agreement, please provide us with the following information:

      1. The exact name that your Securities are to be Registered in (this is the name that will appear on your stock certificate(s) and warrant(s). You may use a nominee name if appropriate:
            ____________________________________________________________________

      2. The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:
            ____________________________________________________________________

      3.    The mailing address of the Registered Holder listed in response to item 1 above:
            ____________________________________________________________________

      4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F

                      REGISTRATION STATEMENT QUESTIONNAIRE

      In connection with the preparation of the Registration Statement, please provide us with the following information:

      1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:
            ____________________________________________________________________

      2. Please provide the number of shares of PowerHouse Technologies Group, Inc. Common Stock that you or your organization will own immediately after the Closing, including those purchased by you or your organization pursuant to this Agreement and those shares of Common Stock purchased by you or your organization through other transactions:
            ____________________________________________________________________

      3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

            _____ Yes _____ No

            If yes, please indicate the nature of any such relationships below:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

                                    EXHIBIT G

                             INVESTOR QUESTIONNAIRE

                       CONFIDENTIAL INVESTOR QUESTIONNAIRE

                     INVESTOR NAME: ________________________
                     CO-INVESTOR NAME: _____________________

PowerHouse Technologies Group, Inc. (the "Company") is relying exclusively upon this questionnaire to determine the suitability of the undersigned (the "Investor") as a potential investor in securities of the Company.

1.1 INVESTOR CATEGORY The Investor represents and warrants that the Investor comes within one category MARKED BELOW, and that for any category marked, the Investor has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned shall furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

(please check the appropriate box)

CATEGORY A []     The undersigned is an individual (not a partnership,
                  corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds US$1,000,000.

                        EXPLANATION. In calculating net worth you may include
                  equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.


CATEGORY B []     The undersigned is an individual (not a partnership,
                  corporation, etc.) who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with his or her spouse in excess of US$300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

CATEGORY C []     The undersigned is a director or executive officer of the
                  Company which is issuing and selling the Common Stock.

CATEGORY D []     The undersigned is a bank; a savings and loan association;
                  insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of US$5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

                                          ______________________________________
                                                      (describe entity)

CATEGORY E []     The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

                                          ______________________________________
                                                      (describe entity)

CATEGORY F []     The undersigned is either a corporation, partnership,
                  Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal
                  Revenue Code, in each case not formed for the specific purpose of acquiring the Common Stock and with total assets in excess of US$5,000,000.

                                          ______________________________________
                                                      (describe entity)

CATEGORY G []     The undersigned is a trust with total assets in excess of
                  US$5,000,000, not formed for the specific purpose of acquiring the Common Stock, where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii) under the Act.

CATEGORY H []     The undersigned is an entity (other than a trust) all the
                  equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

                                          ______________________________________
                                                      (describe entity)

CATEGORY I []     The undersigned is not within any of the categories above and is therefore NOT AN ACCREDITED INVESTOR.

                  The undersigned agrees that the undersigned will notify the Company at any time on or prior to the execution of this Agreement in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

1.2   SUITABILITY  (please answer each question)

                  (a) For an individual Investor, please describe your current employment, including the company by which you are employed and its principal business:

                  ______________________________________________________________

                  ______________________________________________________________

                  (b) For an individual Investor, please describe any college or graduate degrees held by you:

                  ______________________________________________________________

                  ______________________________________________________________

                  (c) For all Investors, please list types of prior investments:

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  (d) For all Investors, please state whether you have you participated in other private placements before:

                                          [] YES [] NO

                  (e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

                        Public                             Private
                      Companies                           Companies
                      ---------                           ---------
Frequently               []                                    []
Occasionally             []                                    []
Never                    []                                    []

                  (f) For individual Investors, do you expect your current level of income to significantly decrease in the foreseeable future:

                                          [] YES [] NO

                        If so, please explain:
                        ________________________________________________________

                  (g) For trust, corporate, partnership and other institutional Investors, do you expect your total assets to significantly decrease in the foreseeable future:

                                          [] YES [] NO

                        If so, please explain:
                        ________________________________________________________

                  (h) For all Investors, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                                          [] YES [] NO

                  (i) For all Investors, are you familiar with the risk aspects and the non-liquidity of investments such as the Common Stock for which you seek to subscribe?

                                          [] YES [] NO

                  (j) For all Investors, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                                          [] YES [] NO

                  (k) For all Investors, please state whether or not you have been indicted or convicted of any felony or any criminal conduct in any foreign, federal, state or local proceeding:

                                          [] YES [] NO

                        (1) If you answered yes to item (k) above, please
                  describe such activity and the penalty, if any, imposed upon you.

                  ______________________________________________________________

                  ______________________________________________________________

                        (2) You hereby authorize us to perform a background
                  check upon you and your affiliates, if necessary, in order to provide to us sufficient information to determine your suitability as an investor.

                                          [] YES [] NO

1.3   MANNER IN WHICH TITLE IS TO BE HELD  (check one)

                                          [] Individual Ownership

                                          [] Community Property

                                          [] Joint Tenant with Right of
                                                Survivorship
                                                (both parties must sign)

                                          [] Partnership*

                                          [] Tenants in Common

                                          [] Corporation*

                                          [] Trust*

                                          [] Limited Liability Company*

                                          [] Other

                  *If the Common Stock is being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

1.4   NASD AFFILIATION

                  Are you affiliated or associated with an NASD member firm (please check one):

                                          [] YES [] NO

                  If Yes, please describe:

                  ______________________________________________________________

                  ______________________________________________________________

                  *If Investor is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

                  The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

                  ________________________
                  Name of NASD Member Firm

                  By: ________________________________
                        Authorized Officer

                  Date: ______________________________

1.5 The undersigned has been informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section and such answers have been provided under the assumption that the Company will rely on them.

                                 SIGNATURE PAGE

                        INVESTOR NAME:__________________
                        CO-INVESTOR NAME:_______________

          INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY
                                  CONFIDENTIAL

                  (1) Address Information
Please complete the following contact information for the address where Investor wishes to receive all correspondence concerning this matter.

______________________________________    ______________________________________
Address for Correspondence                Address for Correspondence

______________________________________    ______________________________________
City, State and Zip Code                  City, State and Zip Code

E-mailAddress ________________________    E-mail Address _______________________

______________________________________    ______________________________________
Telephone (Business)                      Telephone (Business)

______________________________________    ______________________________________
Telephone (Residence)                     Telephone (Residence)

______________________________________    ______________________________________
Facsimile (Business)                      Facsimile (Business)

______________________________________    ______________________________________
Facsimile (Residence)                     Facsimile (Residence)

______________________________________    ______________________________________
Tax ID # or Social Security #             Tax ID # or Social Security #

AGREED AND SUBSCRIBED                     AGREED AND SUBSCRIBED
THIS __ DAY OF SEPTEMBER, 2005            THIS __ DAY OF SEPTEMBER, 2005

BY:___________________________________    BY:___________________________________
   SIGNATURE OF INVESTOR                  SIGNATURE OF JOINT INVESTOR (IF ANY)

______________________________________    ______________________________________
INVESTOR NAME (TYPED OR PRINTED)          ADDITIONAL INVESTOR NAME (TYPED OR
                                          PRINTED)

                  (2) Alternate Legal Address Information

If the address information set forth above is not the Investor's primary legal residence (in the case of an individual) or primary place of business (in the case of an entity), please set forth such primary address information below.

      ________________________________    ______________________________________
      Legal Address                       Legal Address

      ________________________________    ______________________________________
      City, State, and Zip Code           City, State, and Zip Code

                            CERTIFICATE OF SIGNATORY

 (TO BE COMPLETED ONLY IF THE COMMON STOCK IS BEING SUBSCRIBED FOR BY AN ENTITY)

            I, _________________________________________________, am the
_______________________________ (title) of
_____________________________________________ (the "Entity").

      I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Common Stock And Warrant Purchase Agreement and to purchase and hold the Common Stock, and certify further that the Common Stock And Warrant Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

      IN WITNESS WHEREOF, I have set my hand this ____ day of _________________, 2005.

                                          ______________________________________
                                                      (Signature)

                                    EXHIBIT H

                         FORM OF PLACEMENT AGENT WARRANT

                                      H-1